UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2008 (May 15, 2008)
GLOBAL INDUSTRIES, LTD.
(Exact name of registrant as specified in its charters)

Louisiana	0-21086	72-1212563
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Global Drive	70665
P.O. Box 442, Sulphur, LA	70664-0442
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (337) 583-5000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of Chief Financial Officer
On May 15, 2008, Global Industries, Ltd. (the “Company”) issued a press release naming Jeffrey B. Levos as Senior Vice President and Chief Financial Officer of the Company effective May 27, 2008, a copy of which is attached as Exhibit 99.1 to this Report and incorporated into this Item 5.02.
Mr. Levos joins the Company after eight (8) years at Cooper Industries, Ltd. where he served in several financial roles, most recently as Vice President, Finance & Chief Accounting Officer. Previously, Mr. Levos held financial executive roles with The Coastal Corporation and the accounting firm of Deloitte & Touche. He is a graduate of Westminster College and has completed the Harvard Advanced Management Program and is a Certified Public Accountant in the State of Texas.
The material terms of Mr. Levos employment with the Company include an annual base salary of $275,000 with a target bonus of 50% and equity awards under our 2005 Stock Incentive Plan.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a)	Financial statements of business acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.
99.1	Global Industries, Ltd. press release dated May 15, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.
Date: May 19, 2008	By:	/s/ Peter S. Atkinson
		Name:	Peter S. Atkinson
		Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

99.1	Global Industries, Ltd. press release dated May 15, 2008.